UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 5, 2023

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Directors or Certain Officers

On June 5, 2023, Joseph E. Whitters resigned from the board of directors (the “Board”) of Cutera, Inc. (the “Company”) and from the Audit Committee of the Board (the “Audit Committee”), effective immediately. Mr. Whitters’ resignation was not due to any disagreement with the Company, the Board, or management on any matter related to the Company’s operations, policies or practices. Following Mr. Whitters’ resignation, the Board determined to reduce the authorized number of directors from eleven to ten.

In connection with Mr. Whitters’ resignation from the Board and the Audit Committee, Keith Sullivan, a current independent member of the Board, was appointed as a member of the Audit Committee and also chairperson of the Audit Committee. The Board has also determined that Mr. Sullivan qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission rules.

Mr. Sullivan intends to serve as chairperson of the Audit Committee until the Board has identified a director to serve as chairperson of the Audit Committee through a search process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: June 7, 2023

	By:	/s/ VIKRAM VARMA
Vikram Varma
Senior Vice President, General Counsel and Compliance Officer